SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE TAIWAN FUND, INC.

Payment of Filing Fee (Check the appropriate box:)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transactions applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOR IMMEDIATE RELEASE

CONTACT:

Warren Antler

AST Fund Solutions

212-400-2605

wantler@astfundsolutions.com

The Taiwan Fund, Inc. Announces Postponement of Annual Meeting of Shareholders to May 14, 2014

April 22, 2014 – The Taiwan Fund, Inc. (the “Fund”) announced today that its Board of Directors had determined to postpone its Annual Meeting of Stockholders (the “Meeting”) originally scheduled for April 22, 2013 to May 14, 2014 at 10:30 am. The Meeting was postponed to provide the Fund with additional time to solicit favorable votes for approval of the Investment Management Agreement between the Fund and Allianz Global Investors US LLC. The record date for stockholders entitled to vote at the Meeting remains unchanged and the location of the Meeting remains the same - the offices of Clifford Chance LLC, 31 W52nd Street, New York, NY 10019.

A letter is being sent to stockholders providing details about the new Meeting date and enclosing a duplicate proxy card.

******

The Fund is a diversified closed-end investment company, which seeks long term capital appreciation primarily through investments in equity securities listed on the Taiwan Stock Exchange. Shares of the Fund are listed on the New York Stock Exchange under the ticker symbol “TWN.”

For additional information on the Fund, including information on the Fund’s holdings, visit the Fund’s website at www.thetaiwanfund.com or call 1-877-864-5056.

(End)

April 22, 2014

Dear Stockholder,

This letter is to inform you that our Annual Meeting of Stockholders, previously scheduled for April 22, 2014, has been postponed until May 14, 2014. The location of the Annual Meeting will remain the Offices of Clifford Change US LLP, 31 West 52nd Street, New York, NY 10019, and the time of the Meeting will be 10:30 am, New York time.

The reason for the postponement is to provide the Fund with additional time to solicit favorable votes for approval of the Investment Management Agreement between the Fund and Allianz Global Investors US LLC, Proposal 2 in the Fund’s Proxy Statement, dated March 5, 2014. A duplicate proxy card is enclosed for that purpose.

The Board of Directors has recommended a vote FOR all items on the agenda.

If you have not yet voted, or if you wish to change your vote, you now have an additional opportunity to do so. Only your latest vote will count, and we urge you to vote today.

If you have any questions or need assistance voting your shares, please call AST Fund Solutions LLC, the firm assisting us in the solicitation of proxies, at 1-212-400-2605.

Sincerely,

/s/ Joe O. Rogers
Joe O. Rogers
Chairman

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting 31 West 52nd Street New York, NY 10019 on April 22, 2014

Please detach at perforation before mailing.

PROXY	THE TAIWAN FUND, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2014	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Joe O. Rogers and Francine S. Hayes, and each of them, the proxies of the undersigned, with full power of substitution to each of them, to vote all shares of The Taiwan Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Taiwan Fund, Inc. to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Tuesday, April 22, 2014 at 10:30 a.m., local time, and at any adjournments thereof, unless otherwise specified in the boxes provided on the reverse side hereof, for the election of the directors named on the reverse side, for the approval of the proposed Investment Management Agreement, and in their discretion, on any other business which may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes all proxies with respect to such shares heretofore given. The undersigned acknowledges receipt of the Proxy Statement dated March 5, 2014.

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction will be voted “FOR” the election of the named directors.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Signature and Title, if applicable

Signature (if held jointly)

Date	TWN_25445_030314

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on April 22, 2014.

The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/twn-25445

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  ¢

1.	Election of Directors:			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

	01. Joe O. Rogers*	02. M. Christopher Canavan, Jr.*	03. Michael F. Holland*	☐	☐	☐
	04. William C. Kirby*	05. Anthony Kai Yiu Lo*

*Each to serve as a director of The Taiwan Fund, Inc. for the next year or until his successor is elected and qualified.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box
“FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

				FOR	AGAINST	ABSTAIN
2.	To approve the proposed Investment Management Agreement between the Fund and Allianz Global Investors U.S. LLC.			☐	☐	☐

3.	To vote and otherwise represent the undersigned on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof, in the discretion of the proxy holder(s).

PLEASE SIGN AND DATE ON THE REVERSE SIDE

TWN_25445_030314